UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Goldman Sachs Compensation Practices

The Goldman Sachs Group, Inc.

April 2011

Cautionary Note on Forward Looking Statements

This presentation may include forward-looking statements. These statements represent the firm’s belief regarding future events that, by their nature, are uncertain and outside of the firm’s control. The firm’s actual results and financial condition may differ, possibly materially, from what is indicated in those forward-looking statements.

For a discussion of some of the risks and factors that could affect the firm’s future results, please see the description of “Risk Factors” in our annual report on Form 10-K for our fiscal year ended December 2010. You should also read the information on the calculation of non-GAAP financial measures that is posted on the Investors portion of our website: www.gs.com.

The statements in this presentation are current only as of their respective dates.

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Goals of Compensation[1]

Goldman Sachs’ compensation framework is designed to align the long-term interests of our people with those of our shareholders

Attract and Retain Talent

■	Attracting and retaining talent is fundamental to our long-term success as a firm

■	Our compensation framework is designed to attract and retain the most talented people, which we believe has contributed to our relative outperformance

Directly Align Firmwide Compensation with Firmwide Performance

■	Guaranteed employment contracts should be used only in exceptional circumstances, and multi-year guarantees should be avoided entirely

■	Senior people and more highly paid people may experience more variability in their compensation based on year-to-year changes in our firm’s results

Evaluate Performance Over Time

■	Compensation, in most cases, includes discretionary compensation, as appropriate, awarded at the end of the year

■	The percentage of compensation awarded in cash should decrease as the employee’s variable compensation increases

■	Equity-based awards should be subject to vesting and other restrictions over an extended period of time

■	These restrictions would allow for forfeiture or a “clawback” in future periods

Discourage Excessive or Concentrated Risk Taking

■	As a part of an individual’s annual performance review, the different risk profile of businesses must be taken into account

■	Revenue producers should not determine the compensation of risk managers

■	Compensation should not be based on the percentage of revenues generated by the specific individual

Align Employee and Shareholder Interests

■

Employees should think and act like long-term shareholders. Being significantly invested in our stock over time, as part of an individual’s compensation, advances our partnership culture of stewardship for our firm

■

Shareholders had an advisory vote on the firm’s compensation principles as well as the compensation of its Named Executive Officers (“NEOs”) at our 2010 Annual Shareholder Meeting, where 96.4%[2] voted in favor

[1]	Please see www.gs.com/shareholders for our compensation principles.
[2]	Of votes cast.

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Annual Compensation

■	Employee compensation[1] is comprised of annual salary plus, as appropriate, variable compensation awarded at the end of the year[2]

■	For employees generally over a minimum income threshold, variable compensation is comprised of both cash and equity-based compensation

—	Cash compensation in a single year should not be so much as to overwhelm the value ascribed to longer term stock incentives that can only be realized through longer term responsible behavior

—	The percentage of compensation awarded in cash should decrease as the employee’s total compensation increases

■	We have an annual “360 degree” performance evaluation process:

—	An individual’s performance evaluation includes narrative feedback from superiors, subordinates and peers, including from outside of an individual’s business unit or division

—	Assessment areas include commercial effectiveness, risk management, reputational judgment and compliance, teamwork, citizenship, and communication

—	In conjunction with the recommendations of the firm’s Business Standards Committee, an increased emphasis will be placed on evaluation criteria relating to reputational risk management

■	The recognition of individual performance must be constrained by the performance of our firm, and not be out of line with the competitive market for the relevant talent and performance

[1]	Quantitative references to compensation in the following pages are to the firm’s compensation and benefits expenses for the relevant period, unless otherwise noted.
[2]	A small number of our employees are paid based on commissions.

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Compensation Governance Overview of Compensation Governance Structure for our NEOs

Independent Board Oversight

■

Our Compensation Committee, which is currently comprised of all our independent directors, as are all of our standing committees, approves the compensation structure, including amounts paid in cash versus equity-based awards and all equity-based award terms (e.g. vesting, delivery, transfer restrictions and recapture criteria)

■	Our Corporate Governance and Nominating Committee evaluates our CEO’s performance before our Compensation Committee determines his compensation for that fiscal year

—	The evaluation takes into account the results from our “360 degree” review process, which reflects input regarding an array of performance measures from a number of employees

■	Our Compensation Committee approves compensation for our CEO and other NEOs

On-Going Review of Compensation Programs

■	Management and our Compensation Committee review our compensation programs to assess whether they are appropriate, meet our objectives, and are consistent with applicable regulatory requirements

■

Our Compensation Committee also retains an independent compensation consultant, who provides services solely to our Compensation Committee and not to our firm, to assist it in its review of our compensation programs

Publicly Disclosed Compensation Principles

■	The Goldman Sachs Compensation Principles reflect the general principles that guide our Compensation Committee’s review of employee compensation

Advisory Vote on the Firm’s Compensation Principles and the Compensation of our NEOs

■

Shareholders will have an advisory vote on our compensation principles and the fiscal 2010 compensation of our NEOs at our 2011 Annual Shareholder Meeting as well as a vote on the frequency of the vote

—	Our Board has recommended to shareholders that a Say-on-Pay vote occur annually

—	At our 2010 Annual Meeting, our compensation principles and fiscal 2009 NEO compensation received the support of 96.4% of the votes cast

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Attract and Retain Talent People-Driven Business

■	We operate in a people-driven industry where we compete for the best talent available globally

—	Compensation for institutional financial services companies is similar to other industries’ COGS[1] and manufacturing costs

■	The institutional financial services business model, when appropriately managed, has produced significantly more attractive results for shareholders than other industries

—	Goldman Sachs generated an average pre-tax margin[2] of 30% between 2000 and 2010, besting all the sectors in the Fortune 500

GS Relative to Fortune 500: Average Pre-Tax Margins for 2000 – 20103

[1]	COGS represents Cost of Goods Sold.
[2]	Pre-tax margin is defined as pre-tax income divided by total net revenues.
[3]	Data based on public filings for publicly traded Fortune 500 companies as of December 31, 2010. Data based on 2000 – 2010 average pre-tax margins for public Fortune 500 companies excludes negative net revenue years.

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Attract and Retain Talent Importance of Retaining Senior Management

■	Retention of experienced and talented employees is critical to successfully executing our business strategy

■	Because institutional financial services is a people-driven business, we believe that maintaining our partnership culture has been critical to our success as a public company

—	In particular, the partnership culture fosters a collaborative and long term focused managerial environment amongst the senior leaders of our firm

NEOs

■	Our NEOs have extensive firm tenure, with experience across multiple operating divisions and geographic regions

Management Committee

■	Our Management Committee is currently comprised of 33 seasoned senior executives, who represent each major business and region

GS Senior Management
Group	Avg. Yrs at GS	Avg. # Divisions
NEOs	25	3
Management Committee	20	2

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Historic Performance Pay for Performance

Compensation Growth vs. Net Revenue Growth[1],[2]	Key Metric CAGRs[1,3]: 1999-2010

■	Both compensation and net revenue growth demonstrate a robust, but not perfect, correlation
■	The correlation isn’t as strong in years when revenues grew more significantly than compensation
■	This benefit to shareholders is further demonstrated by the fact that since our IPO, compensation’s CAGR was lower than that of net revenues and book value per common share (BVPS)

[1]

Based on 2000 – 2010 compensation expense growth and net revenue growth on an annual basis. Compensation ratio in 2008 excludes 4Q 2008 severance costs of approximately $275mm. Compensation ratios include employee initial public offering and acquisition award expenses, if any, except for nonrecurring employee initial public offering and acquisition award expenses in 1999 and 2000 of $2,257mm and $290mm, respectively. In accordance with U.S. GAAP, options granted for fiscal 2003 and subsequent years are included in compensation expense. Compensation expense in 2010 excludes UK bank payroll tax.

[2]	R2 is defined as the coefficient of determination of a linear regression used to measure the linear fit of a series of data points.
[3]	CAGR represents the compound annual growth rate.

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Historic Performance Compensation Flexibility: Net Revenues and Compensation Ratio[1] since IPO

■	Our compensation is designed to pay for performance; in 2006, 2007, 2009 and 2010, our most profitable years, our compensation ratios were four of the lowest in the firm’s history as a public company

[1]

Compensation ratio is defined as compensation and benefits expenses divided by net revenues. Compensation amounts for 1999 reflect results for the FY ended November 1999. Compensation ratio in 2008 excludes 4Q 2008 severance costs of approximately $275mm. Compensation ratios include employee initial public offering and acquisition award expenses, if any, except for nonrecurring employee initial public offering and acquisition award expenses in 1999 and 2000 of $2,257mm and $290mm, respectively. In accordance with U.S. GAAP, options granted for fiscal 2003 and subsequent years are included in compensation expense. Compensation expense in 2010 excludes UK bank payroll tax.

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Historic Performance Compensation Ratio over Time

■

We do not have a policy of paying a fixed compensation ratio; historically, the firm’s compensation has been determined within the context of a number of factors, including our performance, the competitive environment, and the external environment

Average Compensation Ratio1

[1]

Compensation ratio is defined as compensation and benefits expenses divided by net revenues. Compensation amounts for 1999 reflect results for the FY ended November 1999. Compensation ratio in 2008 excludes 4Q 2008 severance costs of approximately $275mm. Compensation ratios include employee initial public offering and acquisition award expenses, if any, except for nonrecurring employee initial public offering and acquisition award expenses in 1999 and 2000 of $2,257mm and $290mm, respectively. Compensation expense in 2010 excludes UK bank payroll tax. In accordance with U.S. GAAP, options granted for fiscal 2003 and subsequent years are included in compensation expense.

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2010 in Review Key Metrics

Overview of 2010 NEO Compensation			Key Annual Metrics[1]
■

Paying-for-Performance: our Compensation Committee determined to increase compensation of our NEOs for 2010 over the amounts paid for 2009 because of our strong absolute and relative performance in 2010 and over the past several years

■	As in previous years, all NEOs must retain 75% of the after-tax shares they receive as compensation for so long as they are NEOs
■	70% of the 2010 variable compensation paid to our NEOs was in the form of restricted stock units (RSUs); the remainder was in cash
	—	Our Chief Risk Officer’s annual risk report, among other factors, was considered in determining this mix
■	RSUs and shares of common stock underlying the RSUs (Shares at Risk) are subject to forfeiture or recapture by the firm
	—	In 2010, we added new RSU forfeiture provisions that are triggered upon significant deterioration of our firm’s financial condition
■	The salary of our NEOs was increased in January 2011, enabling us to have more balance between fixed and variable compensation
	—	This is consistent with views expressed by regulators and the compensation practices of other financial services firms with respect to their NEOs
■	2010 compensation for participating managing directors (“partners”), including our NEOs, was reduced by $320 million to make a charitable contribution to GS Gives, our donor advised fund

[1]	Peer Average includes JPM, MS, C and BAC. “ROE defined as net income available to common shareholders as a percentage of average common equity.”
[2]	Adjusted ROE of 13.1% excluding the impact of the UK bank payroll tax, SEC settlement and impairment of Designated Market Maker rights.

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2010 in Review Compensation Accrual

■	We generally award greater percentages of equity compensation to those with higher individual variable compensation levels

—	70% of the 2010 variable compensation paid to our NEOs was in the form of vested RSUs, subject to forfeiture and clawback, and the remainder was in cash

■	A significant portion of RSUs granted in 2011 were subject to extended transfer restrictions

■	Partner compensation, including that of our NEOs, was reduced by $320mm to make a charitable contribution to GS Gives

2010 Quarterly Compensation Accrual ($bn)

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Create Accountability of Senior Management Significant Portion of Discretionary Compensation is Equity-based and Non-transferable for an Extended Period

■	A significant percentage of partner discretionary compensation is paid in the form of equity-based awards to align their interests with those of our shareholders

■	As the majority of compensation paid to senior management is in the form of equity-based awards, its value is dependant on the firm’s performance through its stock price

■	A significant portion of Shares at Risk underlying RSUs are non-transferable for an extended period and all equity-based awards are subject to forfeiture or recapture by the firm

NEO Year-End Discretionary

Compensation: ’03 – ’101

NEO 2007 Year-End Equity Compensation -

Indicative Quarterly Valuation Trends2

[1]	Average ’03 – ’10 compensation mix excludes 2008.
[2]	References to 2008 refer to the fiscal year ended November 28, 2008 and do not include the one-month transition period ended December 26, 2008, which resulted from our change in fiscal year.

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Annual ROE Performance 1999 – 2010

Source: Company filings.

Note: US peer average includes MS, JPM, BAC, C; ROE defined as net income available to common shareholders as a percentage of average common equity. GS ROE for 1999 and 2000 are pro forma as previously disclosed.

[1]	Adjusted ROE of 13.1% excluding the impact of the UK bank payroll tax, SEC settlement and impairment of Designated Market Maker rights.

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Creating Shareholder Value GS and Peer Shareholder Returns Since IPO

•	GS has substantially outperformed peers from a shareholder value creation perspective

—	Our share price has increased 217% since our IPO, compared to an S&P Financials decline of 41% over the same period

—	We also compare favorably to peers from a capital return perspective, averaging 14% of book value returned since our IPO versus 11% returned for peers

Indexed Share Price Performance[1]	Buybacks and Dividends[2]

[1]	Market data from 5/3/99 through 12/31/10. GS return shown from IPO price of $53.00.
[2]

Peer average comprised of BAC, C, JPM and MS; Calculated as average annual percentage of beginning of period book value per year from 2000 through 2010; 2009 dividends paid for GS include stub period dividends, and 2009 capital returned is compared relative to end of period book value in the fiscal year 2008.

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Creating Shareholder Value Key Metrics

■	GS has generated higher average annual ROE, EPS, and BVPS growth rates versus the peer average from 2000 to 2010

Metric Descriptions			2000 – 2010 Compensation and Performance Metrics[1]
Average Annual Return on Equity (ROE)
■	ROE exemplifies a firm’s ability to generate returns on shareholders’ investment
	—	GS’ average ROE is 8.1 percentage points higher than the peer average
Book Value Per Share (BVPS) CAGR
■	Demonstrates a firm’s ability to grow its shareholders’ stake in the common equity of the firm
	—	GS’ BVPS growth rate is 12.6 percentage points higher than the peer average
Earnings Per Share (EPS) CAGR
■	Demonstrates a firm’s ability to increase its earnings stream on an individual shareholder basis
	—	GS’ EPS grew at a rate of 8.1% while many of its peers experienced negative growth of earnings
Compensation to Net Revenues Growth R²
■	Shows the relationship between the change in net revenues and compensation expense; a higher R² implies a more closely correlated relationship
	—	GS’ R² is nearly twice that of the peer average
Average Annual Net Earnings Generated Per Employee
■	Net earnings per employee shows the productivity of a firm’s workforce
	—	On average, GS employees generate nearly triple the returns of peers

[1]	Peer average comprised of JPM, MS, C, and BAC. FY2000 ROE for GS is pro forma as previously disclosed; 2008 compensation expenses exclude 4Q 2008 severance costs of approximately $275mm.
[2]	Excludes BAC due to a negative 2010 EPS, which prevents a CAGR from being calculated.
[3]	Compensation to net revenue regression analysis includes 2001 – 2010 growth rates; 2010 compensation excludes the UK bank payroll tax; JPM’s revenues and compensation are for its IB only.
[4]

Calculated as full-year net earnings divided by end-of-year employee count; net earnings per employee figures not annualized for companies with partial year earnings. GS employee figures exclude consultants and temporary staff. Prior to 2007, MS’ employees include Discover Financial Services; beginning in 2009, MS’ numbers include employees from Morgan Stanley Smith Barney’s joint venture. Avg Annual Net Earnings Generated per Employee for JPM is the average of 2002 –2010 for the Investment Bank only.

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